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                                                                   EXHIBIT 10.28

                           BAXTER INTERNATIONAL INC.

         NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN ADOPTED APRIL 30, 2001

                            [PLAN FOR ANNUAL GRANT]

                              TERMS AND CONDITIONS

1.  PURPOSE
    -------

This Non-Employee Director Stock Option Plan (the "Plan") is adopted by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Baxter International Inc. ("Baxter"). This Plan is adopted pursuant to the Baxter International Inc. 2001 Incentive Compensation Program (the "Program"), for the purposes stated in the Program. Capitalized terms defined in the Program that are used without being defined in the Plan will have the same meaning as in the Program.

2.  PARTICIPANTS
    ------------

Each member of the Board who is not an employee of Baxter or any of its subsidiaries shall participate in the Plan (a "Participant").

3.  AWARDS
    ------

    3.1 On the date of Baxter's annual meeting of stockholders (the "Annual Meeting") in each year beginning with the Annual Meeting on May 1, 2001, and subject to availability of shares of Common Stock under
         Section 4.2, each Participant upon completion of the Annual Meeting shall, automatically and without necessity of any action by the Board or any committee thereof, be granted an option (an "Option") to purchase the number of shares of Common Stock determined pursuant to
         Section 4.1 of this Plan.

    3.2 Each Participant elected or appointed on a date other than the date of an Annual Meeting shall, on the date of such election or appointment and automatically and without necessity of any action by the Board or any committee thereof, be granted an Option to purchase that number of shares of Common Stock equal to the product of (A) the Annual Stock Option Grant Amount (as defined in Section 4.1) for each Option granted on the date of the immediately preceding Annual Meeting, multiplied by
         (B) the quotient of (i) the number of full calendar months before the next Annual Meeting divided by (ii) 12 (rounded to the nearest whole number which is a multiple of ten). The number of shares of Common Stock subject to any Option granted under this Section 3.2 shall not exceed the number available under Section 4.2 on the date of grant.

    3.3 The purchase price for each share of Common Stock subject to an Option shall be the Fair Market Value of a share of Common Stock on the date of


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         grant. The terms of each Option will be as set forth in the Plan and the Program. To the extent that any provision of the Plan is inconsistent with the Program, the Program shall control. The Options are not intended to qualify as Incentive Stock Options within the meaning of Section 422 of the United States Internal Revenue Code.

4.  NUMBER OF SHARES
    ----------------


    4.1 The number of shares of Common Stock subject to each Option granted pursuant to this Plan on the date of an Annual Meeting ("Annual Stock Option Grant Amount") shall be determined in accordance with this
         Section 4.1. Each Participant shall be assigned an annual stock option target equal to 5,000 shares of Common Stock, subject to adjustment in accordance with the Program ("Annual Stock Option Target"). The Annual Stock Option Grant Amount shall be equal to the product of (A) the Annual Stock Option Target multiplied by (B) the stock performance multiplier ("Stock Performance Multiplier") set forth on Exhibit A attached to this Plan, which is based on Baxter's total shareholder return ("Baxter TSR") compared to the total shareholder return for the Standard and Poor's (S&P) Health Care Composite Index ("HCCI TSR") for the 12-month period ending on the most recent September 30 prior to the date of an Annual Meeting. The Annual Stock Option Grant Amount shall not be more than 150% of the Annual Stock Option Target or less than 75% of the Annual Stock Option Target.

    4.2 The total number of shares of Common Stock available for Options granted under this Plan shall be 250,000 shares, subject to adjustment in accordance with the Program. If on any grant date, the number of shares of Common Stock which would otherwise be subject to Options granted under the Plan shall exceed the number of shares of Common Stock then remaining available under the Plan, the available shares shall be allocated among the Options to be granted Participants in proportion to the number of shares subject to Options that Participants would otherwise be entitled to receive.

5.  EXERCISE AND EXPIRATION
    -----------------------



    5.1 Subject to Section 11.10 of the Program and except as expressly provided in Sections 5.5, 5.6 and 5.7, Options shall first become exercisable on the first anniversary of the date of grant, or if that date is not a Business Day, then on the next succeeding Business Day. A "Business Day" is any day on which the Common Stock is traded on the New York Stock Exchange.

    5.2 After an Option becomes exercisable and until it expires, it may be exercised in whole or in part, in the manner specified by the Company. If exercised in part, the Option must be exercised in increments of 100 shares

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         of Common Stock or, if the Option is not then exercisable for 100 shares of Common Stock, to the full extent the Option can then be exercised. Under no circumstances may an Option be exercised after it has expired. Shares of Common Stock may be used to pay the purchase price for shares of Common Stock to be acquired upon exercise of an Option in accordance with the requirements specified by the Company.

    5.3 Except as provided in Sections 5.5, 5.6 and 5.7, if a Participant ceases service as a member of the Board before his or her Option becomes exercisable, the Option will expire when the Participant ceases service as a member of the Board.

    5.4 If a Participant ceases service as a member of the Board after his or her Option becomes exercisable, the Option will not expire but will remain exercisable. Subject to Sections 5.5, 5.6, 5.7 and 5.8, the Option will expire three months after the Participant ceases service as a member of the Board, unless the Participant dies or becomes disabled during such three month period in which case the Option will expire on the first anniversary of the date the Participant ceased serving as a member of the Board.

    5.5 If a Participant dies while serving as a member of the Board, his or her Option will not expire and will remain, or immediately become, fully exercisable, as the case may be. Subject to Sections 5.7 and 5.8, the Option will expire on the first anniversary of the Participant's death.

    5.6 If a Participant becomes disabled and unable to continue service as a member of the Board, his or her Option will not expire and will remain, or when the Participant ceases to serve as member of the Board become, fully exercisable, as the case may be. Subject to Sections 5.7 and 5.8, the Option will expire on the first anniversary of the date the Participant ceases service as a member of the Board.

    5.7 If a Participant who has served as a member of the Board for a continuous period of at least ten years or who is at least 72 years of age ceases to serve as a member of the Board (including without limitation by reason of death or disability), his or her Option will not expire and will remain, or when the Participant ceases to serve as member of the Board become, fully exercisable, as the case may be. Subject to Section 5.8, the Option will expire on the fifth anniversary of the date the Participant ceases service as a member of the Board.

    5.8 Options that have not previously expired will expire at the close of business on the tenth anniversary of the date of grant. If an Option would expire on a date that is not a Business Day, it will expire at the close of business on the last Business Day preceding that date.

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    5.9  An exercisable Option may only be exercised by the Participant, his or her legal representative, or a person to whom the Participant's rights in the Option are transferred by will or the laws of descent and distribution or in accordance with rules and procedures established by the Committee.

6.  GENERAL PROVISIONS
    ------------------

    6.1 Subject to the limitations contained in Section 11.9 of the Program, the Board or the Committee may, at any time and in any manner, amend, suspend, or terminate the Plan or any Option outstanding under the Plan.

    6.2 Participation in the Plan does not give any Participant any right to continue as a member of the Board for any period of time or any right or claim to any benefit unless such right or claim has specifically accrued hereunder.

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                                   EXHIBIT A

                                       To

                             Plan For Annual Grants

                      STOCK OPTION PERFORMANCE MULTIPLIER


                                                                        ANNUAL STOCK
Baxter TSR Performance           TSR MULTIPLIER          TARGET         OPTION AWARD
=======================================================================================
Above HCCI TSR by 25%                 150%                5,000             7,500
---------------------------------------------------------------------------------------
Above HCCI TSR by 15%                 130%                5,000             6,500
---------------------------------------------------------------------------------------
Above HCCI TSR by 10%                 120%                5,000             6,000
=======================================================================================
EQUAL TO HCCI TSR                     100%                5,000             5,000
=======================================================================================
Below HCCI TSR by 10%                  90%                5,000             4,500
---------------------------------------------------------------------------------------
Below HCCI TSR by 15%                  85%                5,000             4,250
---------------------------------------------------------------------------------------
Below HCCI TSR by 25%                  75%                5,000             3,750
---------------------------------------------------------------------------------------


NOTE:

Results that fall between performance levels will be interpolated (e.g., A performance of 12.5% above HCCI TSR would equate to a 125% multiplier)